Exhibit 99.1

Hoth Therapeutics Announces Positive Safety Results from AD001 Cohort 1 of Phase 1b Clinical Trial of BioLexa for the Treatment of Atopic Dermatitis

The primary objectives were achieved in cohort one

BioLexa was well-tolerated with no treatment related adverse events

Initiating Cohort 2 patient screening in September

NEW YORK, NY June 28, 2021/ PR Newswire/ Today, Hoth Therapeutics, Inc. (NASDAQ: HOTH), a patient focused biopharmaceutical company, announced the safety results in Cohort 1 of its first in human clinical trial of the proprietary BioLexa platform to treat atopic dermatitis, also known as eczema.

BioLexa has been administered twice per day for 14 days to the first ten subjects within Cohort 1; The interim safety review indicates that BioLexa was well tolerated with no serious adverse events and no drug-related treatment-emergent adverse events observed.

“Today’s announcement represents a significant milestone for Hoth,” stated Robb Knie, CEO of Hoth Therapeutics. “We are very pleased by the Cohort 1 results and are proceeding as planned with submission and enrollment for Cohort 2 with atopic dermatitis patients later this year.”

About BioLexa

BioLexa is a patented, proprietary antimicrobial topical formulation being developed for treatment of diseases mediated by Staphylococcal biofilms. Bacterial biofilms are specialized, communities consisting of bacteria adhered to a surface (both biological and abiotic surfaces) and to other bacteria, and often with a protective extracellular matrix. Mature bacterial biofilms often result in chronic, recurrent infections that are difficult to treat due to the barrier effect of the biofilm that facilitates antibiotic resistance and avoiding immune system mechanisms. The BioLexa formulation is optimized to prevent Staphylococcal biofilm formation, keeping the bacteria in a more susceptible state to antimicrobial therapy. This novel mechanism of action has the potential to broadly treat clinical manifestations resulting from Staphylococcal biofilm formation.

Additional information and updates on the BioLexa clinical trial can be found by visiting www.hoththerapeutics.com and ClinicalTrials.Gov.

About Hoth Therapeutics, Inc.

Hoth Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on developing new generation therapies for unmet medical needs. Hoth's pipeline development is focused to improve the quality of life for patients suffering from indications including atopic dermatitis, skin toxicities associated with cancer therapy, chronic wounds, psoriasis, asthma, acne, and pneumonia. Hoth has also entered into two different agreements to further the development of two therapeutic prospects to prevent or treat COVID-19. To learn more, please visit www.hoththerapeutics.com.

Forward-Looking Statement

This press release includes forward-looking statements based upon Hoth's current expectations which may constitute forward-looking statements for the purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 and other federal securities laws, and are subject to substantial risks, uncertainties and assumptions. These statements concern Hoth's business strategies; the timing of regulatory submissions; the ability to obtain and maintain regulatory approval of existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain; the timing and costs of clinical trials, the timing and costs of other expenses; market acceptance of our products; the ultimate impact of the current Coronavirus pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare systems or the global economy as a whole; our intellectual property; our reliance on third party organizations; our competitive position; our industry environment; our anticipated financial and operating results, including anticipated sources of revenues; our assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches; management's expectation with respect to future acquisitions; statements regarding our goals, intentions, plans and expectations, including the introduction of new products and markets; and our cash needs and financing plans. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. You should not place reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms or the negative of those terms. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. Hoth may not realize its expectations, and its beliefs may not prove correct. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including, without limitation, market conditions and the factors described in the section entitled "Risk Factors" in Hoth's most recent Annual Report on Form 10-K and Hoth's other filings made with the U. S. Securities and Exchange Commission. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as Hoth's current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. Hoth cannot guarantee future results, events, levels of activity, performance or achievements. Hoth does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact:
LR Advisors LLC
Email: investorrelations@hoththerapeutics.com
www.hoththerapeutics.com
Phone: (678) 570-6791

Media Relations Contact:

Makovsky

Email: hoth-mak@makovsky.com